                                                                     EXHIBIT 2.2



                                 AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment") is entered into as of December 17, 2002, by and among INKTOMI CORPORATION, a Delaware corporation ("Parent"), INKTOMI QUIVER CORPORATION (formerly known as Quiver, Inc.), a Delaware corporation and wholly owned subsidiary of Parent ("Quiver"), ULTRASEEK CORPORATION, a California corporation and wholly owned subsidiary of Parent ("Ultraseek"), QUIVER LTD., an Israeli corporation and wholly owned subsidiary of Quiver ("Quiver Ltd."), and VERITY, INC., a Delaware corporation (the "Purchaser").

                                    RECITALS

         A. Parent, Quiver, Ultraseek, Quiver Ltd. and the Purchaser are parties to that certain Asset Purchase Agreement dated as of November 13, 2002 (the "Asset Purchase Agreement"). Any capitalized terms not otherwise defined in this Amendment shall have the meaning given to such terms in the Asset Purchase Agreement.

         B. The parties desire to amend the Asset Purchase Agreement as set forth herein.

                                    AGREEMENT

         The parties to this Amendment, intending to be legally bound, agree as follows:

1. AMENDMENT OF ASSET PURCHASE AGREEMENT.

         1.1 AMENDMENT OF SCHEDULE I.

                  (a) Attachment 2 to Schedule I to the Asset Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.

                  (b) Attachment 2A to Schedule I to the Asset Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit B hereto.

                  (c) Attachment 3 to Schedule I to the Asset Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit C hereto.

                  (d) Attachment 4 to Schedule I to the Asset Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit D hereto.

                  (e) Attachment 5 to Schedule I to the Asset Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit E hereto.

         1.2 AMENDMENT OF DISCLOSURE SCHEDULE.

                  (a) The Disclosure Schedule to the Asset Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit F hereto.

         1.3 AMENDMENT OF ASSET PURCHASE AGREEMENT. All references to "Quiver, Inc." in the Asset Purchase Agreement, including the exhibits and schedules to the Asset Purchase Agreement, are hereby deleted and replaced in their entirety to read: "Inktomi Quiver Corporation (formerly Quiver, Inc.)".

         1.4 NO OTHER AMENDMENTS. Except as it has been specifically amended pursuant to Sections 1.1, 1.2 and 1.3, the Asset Purchase Agreement shall from and after the date hereof continue in full force and effect.

2. ADDITIONAL PROVISIONS.

         2.1 ENTIRE AGREEMENT AND MODIFICATION. The Transactional Agreements and this Amendment set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. The Asset Purchase Agreement, as amended by this Amendment, may not be further amended except by a written agreement executed in accordance with Section 11.11 of the Asset Purchase Agreement.

         2.2 SEVERABILITY. In the event that any provision of this Amendment, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Amendment, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         2.3 HEADINGS. The headings contained in this Amendment are for convenience of reference only, shall not be deemed to be a part of this Amendment and shall not be referred to in connection with the construction or interpretation of this Amendment.

         2.4 COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.


                  [Remainder of page intentionally left blank]



                                     2.

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         The parties to this Amendment have caused this Amendment to be executed and delivered as of the date first above mentioned.

                             INKTOMI CORPORATION,
                               a Delaware corporation



                             By:  /s/ Randy Gottfried
                                 -----------------------------------------------

                             Title:  Chief Financial Officer


                             INKTOMI QUIVER CORPORATION,
                               a Delaware corporation


                             By:  /s/ Joe Eandi
                                 -----------------------------------------------

                             Title:  Chief Executive Officer


                             ULTRASEEK CORPORATION,
                               a California corporation


                             By:  /s/ Randy Gottfried
                                 -----------------------------------------------

                             Title:  Chief Executive Officer


                             QUIVER LTD.,
                               an Israeli corporation


                             By:  /s/ Randy Gottfried
                                 -----------------------------------------------

                             Title:  Chief Executive Officer


                             VERITY, INC.,
                               a Delaware corporation



                             By:  /s/ Anthony J. Bettencourt
                                 -----------------------------------------------

                             Title:  President




          Signature Page to Amendment No. 1 to Asset Purchase Agreement

         The following schedules (or similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Verity, Inc. will provide these schedules as supplemental information to the SEC upon their request.

SCHEDULE                   DESCRIPTION

Exhibit A                  Attachment 2 to Schedule I to Asset Purchase Agreement
Exhibit B                  Attachment 2A to Schedule I to Asset Purchase Agreement
Exhibit C                  Attachment 3 to Schedule I to Asset Purchase Agreement
Exhibit D                  Attachment 4 to Schedule I to Asset Purchase Agreement
Exhibit E                  Attachment 5 to Schedule I to Asset Purchase Agreement